Firefly Aerospace Announces Second Quarter 2025 Financial Results After Historic IPO

Company increased backlog to $1.3 billion by end of July and bolstered balance sheet; FAA cleared Alpha for return to flight

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Firefly Aerospace rang the Bell at the Nasdaq MarketSite on August 7, 2025.

Cedar Park, Texas, September 22, 2025 – Firefly Aerospace (Nasdaq: FLY), a market leading space and defense technology company, today issued financial results for the second quarter ended June 30, 2025.

“Firefly’s historic IPO last month reflects the bold culture of our generational company, which delivers on the most challenging missions in space,” said Firefly Aerospace CEO Jason Kim. “We’re pleased to announce our initial quarterly results as a public company, reflecting the steady progress across our launch and spacecraft products.”

Second Quarter 2025 Highlights

•
CEO Jason Kim testified before Congress on the success of Blue Ghost Mission 1 and the critical future of NASA’s Commercial Lunar Payload Services (CLPS) initiative.
•
Blue Ghost Mission 2 structures entered assembly in Firefly’s spacecraft cleanroom after completing the Integration Readiness Review, with first payload delivery accepted.
•
United Arab Emirates’ Rashid 2 Rover announced as an international payload customer on Blue Ghost Mission 2.
•
Elytra Mission 3 contract awarded by the U.S. Department of Defense’s Defense Innovation Unit for a 2027 national security mission.
•
Ocula high-resolution imaging service unveiled, providing more than five years of commercial services in lunar orbit via Firefly’s Elytra spacecraft supporting each upcoming Blue Ghost mission.
•
Sweden signed Technology Safeguards Agreement with the U.S., clearing the way for Alpha launches from Esrange Space Center through Firefly’s partnership with the Swedish Space Corporation.
•
Northrop Grumman invested $50 million in preferred equity, backing Firefly’s long-term Eclipse™ launch vehicle partnership with additional financial support.

Additional Recent Highlights

•
Raised $933.1 million in net proceeds from Initial Public Offering of common stock and listed and began trading on the Nasdaq on August 7, 2025.
•
NASA awarded Blue Ghost Mission 4 contract worth $176.7 million for lunar payload delivery on July 29, 2025, increasing Firefly's total backlog to approximately $1.3 billion.
•
As of September 22, 2025, reached 95 hot fire tests of the Miranda engine, which will power the debut launch of Eclipse which is expected to take place as early as next year.
•
FAA issued Return to Flight determination for Alpha on August 26, 2025, with Firefly working to determine the next available launch window for Alpha Flight 7.
•
NASA awarded $10 million contract addendum on September 22, 2025, for acquisition of additional lunar data collected beyond the initial contractual requirements for Blue Ghost Mission 1.

“We’re ramping our flight cadence and have several Alpha vehicles in production to meet the strong demand for launch services, especially for responsive national security missions and our best-in-class customers,” Kim added.

2025 Full-Year Guidance

•
Firefly expects 2025 full-year revenue to be between $133 million and $145 million.

Conference Call

Firefly will host a conference call today at 4:00 p.m. CT (5:00 p.m. ET) to discuss its second quarter financial results, as well as provide Firefly’s full year outlook.

The live webcast and accompanying presentation, as well as a replay of the webcast, will be available on Firefly’s Investor Relations website: investors.fireflyspace.com.

About Firefly Aerospace

Firefly Aerospace is a space and defense technology company that enables government and commercial customers to launch, land, and operate in space – anywhere, anytime. As the partner of choice for responsive space missions, Firefly is the only commercial company to launch a satellite to orbit with approximately 24-hour notice. Firefly is also the only company to achieve a fully successful landing on the Moon. Established in 2017, Firefly’s engineering, manufacturing, and test facilities are co-located in central Texas to enable rapid innovation. The company’s small- to medium-lift launch vehicles, lunar landers, and orbital vehicles are built with common flight-proven technologies to enable speed, reliability, and cost efficiencies for each mission from low Earth orbit to the Moon and beyond. For more information, visit www.fireflyspace.com. Firefly utilizes its website as a means to distribute material information about the company to the public.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Firefly. Statements included in this press release that are not statements of historical fact, including statements about our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance, are forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology. In particular, our guidance, outlook and forecasts for full-year 2025, statements about the markets in which we operate, including growth of our various markets, statements about potential new products and product innovation, our ability or expectations to establish new partnerships, our expectations regarding new vehicle launches and launch timelines, and our ability to retain existing customers and maintain their bookings are forward-looking statements. Accordingly, undue reliance should not be placed on such statements.

Various risks that could cause actual results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: our failure to manage our growth effectively and our ability to achieve and maintain profitability; the potential for delayed or failed launches, and any failure of our launch vehicles and spacecraft to operate as intended; our inability to manufacture our launch vehicles, landers, or orbital vehicles at a quantity and quality that our customers demand; the hazards and operational risks that our products and service offerings are exposed to, including the wide and unique range of risks due to the unpredictability of space; the market for commercial launch services for small- and medium-sized payloads not achieving the growth potential we expect; our dependence on contracts entered into in the ordinary course of business and our dependence on major customers and vendors; a loss of, or default by, one or more of our major customers, or a material adverse change in any such customer’s business or financial condition, could materially reduce our revenues and backlog; uncertain global macro-economic and political conditions, including the implementation of tariffs; disruptions in U.S. government operations and funding and budgetary priorities of the U.S. government; the failure of our information technology systems, physical or electronic security protections; the inability to operate Alpha at our anticipated launch rate (including due to potential regulatory delays) or finalize the development and delivery of Eclipse; our failure to establish and maintain important relationships with government agencies and prime contractors; the inability to realize our backlog; evolving government laws and regulations; our ability to remediate the material weakness with respect to our internal control over financial reporting and disclosure controls and procedures; our ability to implement and maintain effective internal control over financial reporting in the future; and other factors set forth in our filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Actual results may vary from the estimates provided. We undertake no intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

Use of Non-GAAP Financial Measures

Adjusted EBITDA, Non-GAAP Operating Expenses, Non-GAAP Research and Development, Non-GAAP Selling, General, and Administrative, Non-GAAP Other Expense, and Free Cash Flow are non-GAAP financial measures. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of each non-GAAP financial measure to the most directly comparable financial measure prepared in accordance with U.S. GAAP is included in the supplemental financial data attached to this press release. Non-GAAP financial measures have important limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of Firefly’s performance or cash flows as reported under U.S. GAAP. Non-GAAP financial measures may be defined differently by other companies in our industry and may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Firefly believes non-GAAP financial information provides additional insight into the Company’s ongoing performance. Therefore, Firefly provides this information to investors for a more consistent basis of comparison and to help them evaluate the Company’s ongoing performance and liquidity and to enable more meaningful period to period comparisons.

Adjusted EBITDA

We define Adjusted EBITDA as net loss adjusted for interest expense, net, provision for income taxes, depreciation and amortization, stock-based compensation expense, the change in fair value of warrant liabilities, loss on disposal of fixed assets, transaction costs, and other expenses. In addition to net loss, we use Adjusted EBITDA to evaluate our business, measure its performance, and make strategic decisions.

We believe that Adjusted EBITDA provides useful information to management, investors, and analysts in assessing our financial performance and results of operations across reporting periods by excluding items we do not believe are indicative of our core operating performance. Net loss is the U.S. GAAP measure most directly comparable to Adjusted EBITDA. Adjusted EBITDA should not be considered as an alternative to net loss. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Non-GAAP Operating Expenses

We define Non-GAAP Operating Expenses as operating expenses, less stock-based compensation expense, one-time costs related to the IPO, and loss on disposal of fixed assets. Management believes this non-GAAP measure provides investors with meaningful insight into results from ongoing operations by excluding items of income or loss to present it in accordance with how management manages the business.

Non-GAAP Research and Development

We define Non-GAAP Research and Development as research and development less stock-based compensation expense. Management believes this non-GAAP measure provides investors with meaningful insight into results from ongoing operations by excluding items of income or loss to present it in accordance with how management manages the business.

Non-GAAP Selling, General, and Administrative

We define Non-GAAP Selling, General and Administrative as selling, general and administrative less stock-based compensation expense and one-time costs related to the IPO. Management believes this non-GAAP measure provides investors with meaningful insight into results from ongoing operations by excluding items of income or loss to present it in accordance with how management manages the business.

Non-GAAP Other Expense

We define Non-GAAP Other Expense as other expense less change in fair value of warrant liabilities and certain other items that are not expected to recur in the future. Management believes this non-GAAP measure provides investors with meaningful insight into results from ongoing operations by excluding items of income or loss to present it in accordance with how management manages the business.

Free Cash Flow

We define Free Cash Flow as net cash used in operating activities, less purchases of property and equipment. We believe that Free Cash Flow is a meaningful indicator of liquidity that provides information to management and investors about the amount of cash generated from or used in operations that, after purchases of property and equipment, can be used for strategic initiatives, including continuous investment in our business and strengthening our balance sheet.

Free Cash Flow has limitations as a liquidity measure, and you should not consider it in isolation or as a substitute for analysis of our cash flows as reported under U.S. GAAP. Free Cash Flow may be affected in the near to medium term by the timing of capital investments, fluctuations in our growth and the effect of such fluctuations on working capital, and changes in our cash conversion cycle.

Contacts

Media Relations
press@fireflyspace.com

Investor Relations
investors@fireflyspace.com

CONDENSED CONSOLIDATED STATEMENTS OF NET LOSS AND COMPREHENSIVE LOSS

(unaudited; in thousands, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$15,549	$21,071	$71,404	$29,388
Cost of sales	11,554	18,120	65,189	28,360
Gross profit	3,995	2,951	6,215	1,028
Operating expenses
Research and development	45,774	39,544	93,786	77,179
Selling, general, and administrative	12,571	12,288	25,323	21,868
Loss on disposal of fixed assets	—	19	—	22
Total operating expenses	58,345	51,851	119,109	99,069
Loss from operations	(54,350)	(48,900)	(112,894)	(98,041)
Other expense
Interest expense, net	(5,237)	(3,738)	(10,401)	(7,491)
Other expense, net	(4,191)	(815)	(576)	(692)
Total other expense, net	(9,428)	(4,553)	(10,977)	(8,183)
Loss before provision for income taxes	$(63,778)	$(53,453)	$(123,871)	$(106,224)
Provision for income taxes	—	—	—	—
Net loss and comprehensive loss	$(63,778)	$(53,453)	$(123,871)	$(106,224)
Less: Accretion of dividends of Series C Preferred Stock	5,363	5,296	10,942	10,515
Less: Accretion of dividends of Series D-1 Preferred Stock	10,856	—	17,465	—
Less: Accretion of dividends of Series D-3 Preferred Stock	266	—	266	—
Net loss available to common stockholders	$(80,263)	$(58,749)	$(152,544)	$(116,739)

Net loss per common share
Basic and diluted	$(5.78)	$(4.60)	$(11.17)	$(9.24)
Weighted-average common shares outstanding
Basic and diluted	13,877	12,765	13,659	12,630

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited; in thousands, except per share amounts)

	June 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$205,286	$123,431
Restricted cash, current	829	424
Accounts receivable, net	5,638	1,004
Advanced payments, current	13,626	52,404
Other current assets	8,730	3,454
Total current assets	234,109	180,717
Advanced payments, less current portion	41,770	41,770
Property and equipment, net	138,654	135,575
Restricted cash, less current portion	15,428	13,703
Right-of-use assets - operating leases	14,366	14,604
Right-of-use assets - finance leases	4,585	3,708
Goodwill	17,097	17,097
Other noncurrent assets	784	158
Total assets	$466,793	$407,332

Liabilities, temporary equity, and stockholders' deficit
Current liabilities
Accounts payable	$32,877	$37,633
Accounts payable - related parties	441	86
Accrued expenses	16,664	14,419
Operating lease liability, current	316	1,128
Finance lease liability, current	1,067	856
Deferred revenue, current	82,706	108,069
Notes payable, current	6,869	6,349
Other current liabilities	6,495	10,837
Total current liabilities	147,435	179,377
Operating lease liability, less current portion	15,215	16,466
Finance lease liability, less current portion	2,528	1,996
Deferred revenue, less current portion	75,824	45,904
Notes payable, less current portion	123,479	124,079
Notes payable, less current portion - related parties	18,079	17,524
Warrant liability	9,177	4,070
Other liabilities, less current portion	19,681	25,956
Total liabilities	$411,418	$415,372
Commitments and contingencies
Temporary equity
Redeemable convertible preferred stock, $0.0001 par value; 65,408 and 51,033 shares authorized as of June 30, 2025 and December 31, 2024, respectively; 52,543 and 41,588 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively; $1,599,250 and $1,227,158 liquidation preference as of June 30, 2025 and December 31, 2024, respectively	973,371	759,582
Stockholders' deficit
Common stock, $0.0001 par value, 168,772 and 154,397 shares authorized as of June 30, 2025 and December 31, 2024, respectively; 14,008 and 13,241 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	2	1
Additional paid-in capital, net of issuance costs	—	—
Accumulated deficit	(917,998)	(767,623)
Total stockholders' deficit	(917,996)	(767,622)
Total liabilities, temporary equity, and stockholders' deficit	$466,793	$407,332

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited; in thousands)

	For the Six Months Ended June 30,
	2025	2024
Cash flows from operating activities
Net loss	$(123,871)	$(106,224)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,916	3,037
Loss on sale of fixed assets	—	22
Stock-based compensation	1,191	834
Change in fair value of warrant liability	5,107	(31)
Non-cash interest expense	3,586	4,088
Non-cash inventory write-off	—	247
Changes in operating assets and liabilities:
Accounts receivable	(4,634)	(3,660)
Advanced payments	38,778	(16,261)
Other assets	(4,238)	6,303
Accounts payable	(3,344)	3,320
Accounts payable - related parties	355	701
Accrued expenses	2,245	119
Other liabilities	(11,190)	19,334
Right-of-use assets	986	1,744
Lease liabilities	(2,063)	(3,323)
Deferred revenue	4,557	8,935
Net cash used in operating activities	$(84,619)	$(80,815)
Cash flows from investing activities
Purchases of property and equipment	(11,837)	(21,834)
Net cash used in investing activities	$(11,837)	$(21,834)
Cash flows from financing activities
Proceeds from issuance of preferred stock	184,116	22,186
Principal payments on finance leases	(883)	(398)
Proceeds from notes payable	—	24,599
Payments on notes payable	(3,195)	(1,008)
Payments of debt issuance costs	(575)	(2,001)
Proceeds from repayment of employee note	383	123
Proceeds from exercise of stock options	595	315
Net cash provided by financing activities	$180,441	$43,816
Net increase (decrease) in cash and cash equivalents and restricted cash	$83,985	$(58,833)
Cash and cash equivalents and restricted cash
Balance, beginning of period	137,558	95,146
Balance, end of period	$221,543	$36,313
Reconciliation of cash and cash equivalents and restricted cash
Cash and cash equivalents	$205,286	$21,865
Restricted cash, current	829	2,470
Restricted cash, non-current	15,428	11,978
Total cash and cash equivalents and restricted cash at the end of the period	$221,543	$36,313
Supplemental disclosures of cash flow information
Cash paid for interest	$11,101	$10,666
Non-cash investing and financing activities
Property and equipment additions in accounts payable	$1,413	$560
Capitalized interest (paid-in-kind)	$573	$—
Issuance of debt in exchange of software licenses	$664	$—
Right-of-use asset acquired in exchange for finance lease liabilities	$1,625	$339

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(unaudited; in thousands)

The following tables present reconciliations of Adjusted EBITDA, Non-GAAP Research and Development, Non-GAAP Selling, General, and Administrative, Non-GAAP Operating Expenses, Non-GAAP Other Expense, and Free Cash Flow to their most directly comparable financial measures presented in accordance with U.S. GAAP:

	For the Three Months Ended		For the Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net loss	$(63,778)	$(53,453)	$(123,871)	$(106,224)
Adjusted for:
Interest expense, net	5,237	3,738	10,401	7,491
Depreciation and amortization	3,920	1,541	7,916	3,037
Stock-based compensation expense	760	425	1,191	834
Change in fair value of warrant liabilities	4,191	31	5,107	31
Loss on disposal of fixed assets	—	19	—	22
One-time costs related to the IPO (1)	1,767	—	4,220	—
Other	—	8	—	33
Adjusted EBITDA	$(47,903)	$(47,691)	$(95,036)	$(94,776)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Research and development	$45,774	$39,544	$93,786	$77,179
Stock-based compensation expense	(177)	(118)	(295)	(242)
Non-GAAP Research and Development	$45,597	$39,426	$93,491	$76,937

Selling, general, and administrative	$12,571	$12,288	$25,323	$21,868
Stock-based compensation expense	(583)	(307)	(896)	(592)
One-time costs related to the IPO (1)	(1,767)	—	(4,220)	—
Non-GAAP Selling, General, and Administrative	$10,221	$11,981	$20,207	$21,276

Operating expenses	$58,345	$51,851	$119,109	$99,069
Stock-based compensation expense	(760)	(425)	(1,191)	(834)
One-time costs related to the IPO (1)	(1,767)	-	(4,220)	—
Loss on disposal of fixed assets	—	(19)	—	(22)
Non-GAAP Operating Expenses	$55,818	$51,407	$113,698	$98,213

Other expense	$9,428	$4,553	$10,977	$8,183
Change in fair value of warrant liabilities	(4,191)	(31)	(5,107)	(31)
Other	—	(8)	—	(33)
Non-GAAP Other Expense	$5,237	$4,514	$5,870	$8,119

 (1) Represents costs incurred related to the IPO that do not meet the direct and incremental criteria per SEC Staff Accounting Bulletin Topic 5.A to be charged against the gross proceeds of the transaction, but are not expected to recur in the future.

	For the Three Months Ended		For the Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net cash used in operating activities	$(28,082)	$(20,232)	$(84,619)	$(80,815)
Purchases of property and equipment	(9,183)	(17,331)	(11,837)	(21,834)
Free Cash Flow	$(37,265)	$(37,563)	$(96,456)	$(102,649)

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